EXHIBIT 10.127(c)
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (hereinafter the “Amendment”) is entered into by and among Web.com, Inc. (“the Company”), and Jeffrey M. Stibel (“Executive”) and amends the Employment Agreement (defined below).
BACKGROUND
     Executive and Company are parties to an Employment Agreement, dated August 11, 2005 (“Employment Agreement”). Executive and Company desire to amend the Employment Agreement to change the applicable provisions with respect to Severance Benefits as provided herein.
     NOW, THEREFORE, in consideration of this recital, the mutual agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree, promise and covenant as follows:
     1. Amendment. Exhibit 1 to the Employment Agreement is deleted in its entirety and replaced with Exhibit 1 hereto.
     2. No Other Amendment. Except as expressly provided in this Amendment, the Employment Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

EXECUTIVE:

/s/ Jeffrey M. Stibel Jeffrey M. Stibel
Date: June 26, 2007

WEB.COM, INC.

/s/ Gonzalo Troncoso By: Gonzalo Troncoso
Its: Chief Financial Officer
Date: June 26, 2007

Exhibit 1

Executive:	Jeffrey M. Stibel

Title:	Chief Executive Officer

Base Salary:	$275,000.

Bonus:	$100,000; such bonus will be in addition to any annual bonus to which Executive is entitled as part of Company’s annual equity incentive plan for executives.
Severance Benefits:
1. With respect to a termination of employment pursuant to Section 5.2 of the Agreement (by Company for Nonperformance Due to Disability) or Section 5.4 of the Agreement (Death of Executive) the “Severance Benefits” shall be $350,000.
2. With respect to a termination of employment pursuant to Section 5.3 that is not within twelve (12) months following either a Change in Control or a Corporate Transaction, the “Severance Benefits” shall be an amount equal to (a) 150% of Executive’s then current Base Salary, plus (b) 150% of Executive’s full annual bonus potential.
3. With respect to a termination of employment pursuant to Section 5.3 that is within twelve (12) months following either a Change in Control or a Corporate Transaction, the “Severance Benefits” shall be an amount equal to (a) 150% of Executive’s then current Base Salary, plus (b) 150% of Executive’s full annual bonus potential.
In addition, in connection with any termination of Executive pursuant to Sections 5.2, 5.3, or 5.4 the Company shall permit Executive and, if applicable, Executive’s family members, to continue to participate in Company’s employee benefits plans for a period of 12 months from the effective date of termination.

Address:	c/o Web.com, Inc.
303 Peachtree Center Ave.
Suite 500
Atlanta, GA 30303